SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934, as amended

Filed by the registrant   ☒
Filed by a party other than the registrant  ☐

Check the appropriate box:
☐ Preliminary Proxy Statement                     ☐ Confidential, For Use of the Commission Only
☒ Definitive Proxy Statement                                (as permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
☐ Soliciting Materials Pursuant to Rule 14a-12

METROPOLITAN HEALTH NETWORKS, INC.
(Name of Registrant as specified in its Charter)

METROPOLITAN HEALTH NETWORKS, INC.
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid: Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

250 Australian Avenue
Suite 400
West Palm Beach, Florida 33401

______________________

May 5, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Metropolitan Health Networks, Inc. that will be held at the Marriott Hotel, 1001 Okeechobee Blvd., West Palm Beach, Florida on Thursday, June 8, 2006, at 10:00 a.m. EST. I look forward to greeting as many of our shareholders as possible.

Details of the business to be conducted at the 2006 Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you attend the 2006 Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the 2006 Annual Meeting, you will of course be able to vote in person, even if you have previously submitted your proxy card.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Metropolitan.

Sincerely,

Michael M. Earley
Chairman and Chief Executive Officer

-i-

METROPOLITAN HEALTH NETWORKS, INC.

250 Australian Avenue
Suite 400
West Palm Beach, Florida 33401

______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, JUNE 8, 2006

______________________

To the Shareholders of
Metropolitan Health Networks, Inc.:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders (the "Annual Meeting") of Metropolitan Health Networks, Inc., a Florida corporation ("Metropolitan"), will be held on Thursday, June 8, 2006 at 10:00 a.m. EST, at the Marriott Hotel, 1001 Okeechobee Blvd., West Palm Beach, Florida, for the following purposes:

•	To elect eight members to Metropolitan's Board of Directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified;

•	To consider and vote upon a proposal to approve of and ratify the selection of Kaufman, Rossin & Co. as Metropolitan's independent auditors for the fiscal year ending December 31, 2006;

•	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

All shareholders are cordially invited to attend; however, only shareholders of record at the close of business on Friday, April 14th, 2006 are entitled to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

Roberto L. Palenzuela, Esq.
General Counsel and Secretary

West Palm Beach, Florida
May 5, 2006

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

-ii-

-iii-

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	17

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	17
Base Salaries	18
Corporate Tax Considerations	19

REPORT OF THE AUDIT & FINANCE COMMITTEE	19

PERFORMANCE GRAPH	20

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	21

CODE OF BUSINESS CONDUCT AND ETHICS	21

ANNUAL REPORT TO SHAREHOLDERS	21

INCORPORATION BY REFERENCE	21

OTHER BUSINESS	21
2007 Shareholder Proposals	21
Procedures for Nominating or Recommending for Nomination Candidates for Director	22
Other Matters	23

-iv-

2006 ANNUAL MEETING OF SHAREHOLDERS

OF

METROPOLITAN HEALTH NETWORKS, INC.

PROXY STATEMENT

June 8, 2006, 10:00 a.m. EST,
Marriott Hotel
1001 Okeechobee Blvd.
West Palm Beach, Florida

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Metropolitan of proxies from the holders of Metropolitan's common stock (the "Common Stock"), for use at the 2006 Annual Meeting of Shareholders of Metropolitan, to be held at the Marriott Hotel, 1001 Okeechobee Blvd., West Palm Beach, Florida on Thursday, June 8, 2006, at 10:00 a.m. EST, or at any adjournment(s) or postponement(s) thereof, pursuant to the foregoing Notice of Annual Meeting of Shareholders.

The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is May 5, 2006. Shareholders should review the information provided herein in conjunction with Metropolitan's 2005 Annual Report on Form 10-K, which accompanies this Proxy Statement. The complete mailing address, including zip code, of Metropolitan's principal executive offices is 250 Australian Avenue, Suite 400, West Palm Beach, Florida 33401 and its telephone number is (561) 805-8500.

PURPOSES OF THE MEETING

At the Annual Meeting, Metropolitan's shareholders will consider and vote upon the following matters:

1. The election of eight members to Metropolitan's Board of Directors to serve until the next Annual Meeting of Shareholders of Metropolitan or until their successors are duly elected and qualified;

2. To consider and vote upon a proposal to approve of and ratify the selection of Kaufman, Rossin & Co. (“Kaufman”) as Metropolitan's independent auditors for the fiscal year ending December 31, 2006; and

3. Such other business as may properly come before the 2006 Annual Meeting, including any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy card, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted: (1) FOR the election of the eight nominees for director named below; and (2) FOR the approval of and ratification of Kaufman, Rossin & Co., P.A. as Metropolitan’s independent auditors for the fiscal year ending December 31, 2006.

In the event a shareholder specifies a different choice by means of the enclosed proxy card, his or her shares will be voted in accordance with the specification so made. The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate director nominees. In the event that any other matter should come before the Annual Meeting or any director nominee is not available for election, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters, in accordance with their best judgment.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

You can vote your shares of Common Stock if Metropolitan’s records show that you owned the shares on Friday, April 14, 2006. A total of 49,876,526 shares of Common Stock can vote at the Annual Meeting. You are entitled to one vote for each share of Common Stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to Metropolitan in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the eight director nominees and in favor of the ratification of the auditors.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

Although Metropolitan encourages you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

Can I change my vote after I return my proxy card?

Yes. At any time before the vote on a proposal, you can change or revoke your vote by:

•	giving Metropolitan’s Secretary a written notice revoking your proxy card at or before the Annual Meeting;

•	signing, dating, and returning to Metropolitan a new proxy card at or before the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not, by itself, revoke a proxy. Any written notice of revocation or subsequent proxy may be sent to Metropolitan Health Networks, Inc., Attn: Roberto Palenzuela, Secretary, 250 Australian Avenue, Suite 400, West Palm Beach, Florida 33401, or hand delivered to the Secretary of Metropolitan at or before voting at the Annual Meeting.

When was this proxy statement sent to shareholders?

This proxy statement was first mailed on May 5, 2006 to Metropolitan’s shareholders of record as of April 14, 2006, the record date for voting at the Annual Meeting.

What if other matters come up at the Annual Meeting?

The matters described in this proxy statement are the only matters Metropolitan knows will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

What do I do if my shares are held in "street name"?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

Metropolitan will hold the Annual Meeting if holders of a majority of the shares of Common Stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether Metropolitan has a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a broker or other nominee, and you do not instruct the nominee in a timely fashion how to vote your shares (so-called "Broker Nonvotes"), the broker or nominee can vote your shares as it sees fit only on matters that are determined to be routine, and not on any other proposal. Broker Nonvotes will be counted as present to determine if a quorum exists at the Annual Meeting but will not be counted as present and entitled to vote on any non-routine proposal.

Who pays for this proxy solicitation?

Metropolitan does. In addition to sending you these materials, Metropolitan may engage a proxy solicitation firm to contact you directly by telephone, mail or in person. Metropolitan will bear such costs, if any, which are not expected to exceed $5,000.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board of Directors has set the close of business on Friday, April 14, 2006 as the record date (the "Record Date") for determining shareholders of Metropolitan entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 49,876,526 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting.

Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

Shareholders do not have the right to cumulate their votes for directors.

Metropolitan's Amended and Restated Bylaws (the “Bylaws”) provide that the presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Pursuant to the Bylaws, the eight persons receiving the highest number of votes cast in his or her favor by the shares of Common Stock represented in person or by proxy at the Annual Meeting will be elected as directors (Proposal No. 1). Pursuant to the Bylaws, the affirmative vote of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the ratification of auditors (Proposal No. 2).

Abstentions are counted as present for purposes of determining the presence of a quorum. Abstentions are not counted as votes cast "for" or "against" the election of any director (Proposal No. 1). However, abstentions are treated as present and entitled to vote and thus have the effect of a vote against the ratification of auditors (Proposal No. 2).

If less than a majority of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given for the new date, time or place, if the new date, time or place is announced at the Annual Meeting before an adjournment is taken.

Prior to the Annual Meeting, Metropolitan will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies and shall receive, count and tabulate ballots and votes and determine the results thereof.

A list of shareholders entitled to vote at the Annual Meeting will be available at Metropolitan's offices, 250 Australian Avenue, Suite 400, West Palm Beach, Florida 33401, for a period of ten (10) days prior to the Annual Meeting and at the Annual Meeting itself, for examination by any shareholder.

ELECTION OF DIRECTORS

(Proposal No. 1)

The size of Metropolitan’s Board of Directors is currently set at eight members. There are currently seven persons serving on the Board of Directors and one vacancy. The Board of Directors has named Mr. Robert (Gene) Shields to fill this vacancy. Mr. Shields term is scheduled to begin effective as of May 15, 2006.

Eight directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy card. Under Florida law and Metropolitan’s Bylaws, the eight persons receiving the highest number of votes cast in his or her favor in person or by proxy at the Annual Meeting will be elected as directors of Metropolitan. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy. Each of the eight director nominees listed below has been approved by the Governance & Nominating Committee of the Board of Directors.

The Board of Directors recommends a vote FOR the eight director nominees listed below:

Name	Age	Position

Michael M. Earley	50	Chairman of the Board of Directors and Chief Executive Officer
Debra A. Finnel	44	President, Chief Operating Officer and Director
David A. Florman	53	Director
Martin W. Harrison, M.D.	53	Director
Eric Haskell, CPA	59	Director
Karl M. Sachs, CPA	69	Director
Robert E. Shields	58	Director*
Barry T. Zeman	59	Director
____________________
* Mr. Shields term is scheduled to begin effective as of May 15, 2006.

Information About Director Nominees

MICHAEL M. EARLEY, Chairman and Chief Executive Officer has been employed by Metropolitan since March 10, 2003 and previously served as a director of Metropolitan from June 2000 to December 2002. Mr. Earley became Chairman of the Board of Directors in September 2004. Mr. Earley has been an advisor to public and privately owned companies, acting in a variety of management roles since 1997. From 1986 to 1997, he served in a number of senior management roles, including CEO and CFO of Intermark, Inc. and Triton Group Ltd., both publicly traded diversified holding companies. He was Chief Executive Office of Triton Group Management, a corporate consulting firm, from 1997 through December 1999. He was Chief Executive Officer of Collins Associates, an institutional money management firm, from January 2000 through December 2002. Mr. Earley was a self-employed corporate consultant from January 2002 through February 2003. Since August 2002, Mr. Earley has been serving as a director and member of the audit committee of MPower Communications, a publicly traded telecommunications company. Mr. Earley received his undergraduate degrees in Accounting and Business Administration from the University of San Diego. From 1978 to 1983, he was an audit and tax staff member of Ernst & Whinney.

DEBRA A. FINNEL, President and Chief Operating Officer, has been employed by Metropolitan since January 1999 and has served on the Board of Directors of Metropolitan since 2002. She has twenty years of healthcare experience in the South Florida market, specializing in managed care and risk contracting, including five years as Regional Director with FamilyCare, Inc., the largest affiliate of International Medical Centers, Inc., Florida’s first Medicare+Choice HMO. Prior to joining Metropolitan, Ms. Finnel was President and Chief Operating Officer of Advanced HealthCare Consultants, Inc., which managed and owned physician practices in multiple states and provided turnaround consulting to managed care providers, MSOs, Independent Physician Associations and hospitals. She also has extensive experience in provider contracting, claims administration and customer service. Ms. Finnel has had an affiliated provider relationship with Humana Medical Plans since their inception in the Florida market in 1986 and has developed strong relationships with many senior healthcare executives throughout Florida, as well as state and federal government.

DAVID A. FLORMAN joined the Board of Directors on April 1, 2006. In May 2005, Mr. Florman founded DFI Consulting, Ltd, a boutique consulting firm serving the health care marketplace and currently serves as its President. He has over 30 years of broad professional experience in the health care industry. He has held senior executive positions in the healthcare provider sector with community hospitals and key academic medical centers as well as leadership roles in the payer/insurance community with regional and national managed care organizations including United Health Group, Inc. where he served as Regional Vice President from December 2003 through June 2005, Empire Blue Cross Blue Shield, where he served as Senior Vice President of Medical Delivery and Medicare Risk from March 2001 through September 2003 and Aetna, Inc., where he served in a variety of positions between July 1990 and February 2001. At Aetna, Mr. Florman served as, among other things, Head of the National Medical Cost Management, Market/Health Delivery Strategic Initiative Team Lead and Head of the National Medical Management Strategy. Mr. Florman received a Bachelors of Arts Degree from New York University in 1973 and a Masters Degree in Business Administration with a concentration in Health Care Administration from The City University of New York in May 1976.

MARTIN W. HARRISON, M.D. has served as a Director of Metropolitan since June 1999 and currently serves as a member of Metropolitan’s Compensation, Audit & Finance and Governance & Nominating Committees. From 2000 to March 2003, Mr. Harrison also served as an advisor to the Board of Directors of Metropolitan. Mr. Harrison is a self-employed medical doctor and has practiced medicine in South Florida, specializing in preventive and occupational medicine. Dr. Harrison completed his undergraduate training at the University of Illinois and obtained his postgraduate and residency training as well as his Masters in Public Health from Johns Hopkins University. He is currently the owner of H30, Inc. a privately held research & biomedical company.

ERIC HASKELL, CPA joined the Board of Directors of Metropolitan in August 2004. Mr. Haskell is a retired certified public accountant with over 30 years of experience in senior financial positions at several public and private companies and has significant expertise in the areas of acquisitions and divestitures, strategic planning and investor relations. From 1989 until April 2004, Mr. Haskell served as the Chief Financial Officer of Systems & Computer Technology Corp., a NASDAQ listed software and services corporation with annual revenues of approximately $270 million. He currently serves on the Board of Directors and the Audit and Nominating Committees of Triton PCS Holdings, Inc., a publicly traded company and wireless communication services provider, on the Board of Directors, Audit and Compensation Committees of Indus International Inc., a publicly traded company that develops, markets and implements software and service solutions for capital intensive industries worldwide. He also serves on the Board of Directors and Audit and Compensation Committees of eMoney Advisor, Inc., a provider of web-enabled comprehensive wealth planning solutions. Mr. Haskell has served on the Board of the Philadelphia Ronald McDonald House since 1996 and currently serves as Chairman of its Finance Committee. Mr. Haskell received his Bachelors Degree in Business Administration from Adelphi University in 1969.

KARL M. SACHS, CPA rejoined the Board of Directors in September 2002 after previously serving as a Director of Metropolitan from March 1999 to December 2001. He currently serves on Metropolitan’s Compensation, Audit & Finance and Governance & Nominating Committees. He is a founding partner of the Miami-based public accounting firm of Sachs & Foccaraci, P.A. A certified public accountant for more than thirty years, Mr. Sachs is a member of the American Institute of Certified Public Accountants, Personal Financial Planning and Tax Sections; Florida Institute of Certified Public Accountants; and the National Association of Certified Valuation Analysts. The firm of Sachs & Focaracci, P.A. serves the financial and tax needs of its diverse clients in addition to providing litigation support services. Mr. Sachs is a qualified litigation expert for the U.S. Federal District Court, U.S. District Court, U.S. Bankruptcy Court and Circuit Courts of Dade and Broward Counties and has previously served as an auditor for the Internal Revenue Service. He is a graduate of the University of Miami where he received his Bachelors Degree in Business Administration in 1957.

ROBERT E. SHIELDS is anticipated to join the Board of Directors effective May 15, 2006. In May 2005, Mr. Shields founded RES Consulting, LLC, a consulting firm providing services to the Veteran Benefits Administration and currently serves as its President. Prior to founding RES Consulting, Mr. Shields was employed for over ten years by Humana, Inc. in a variety of positions, including Senior Vice President of Government and Senior Products from June 2004 through April 2005, Senior Vice President of Government Programs from July 2001 through June 2004, Senior Vice President of Development from January 2000 through July 2001 and Vice President of Humana and President and Chief Executive Officer of Humana Military Healthcare Services from July 1994 through January 2000. Mr. Shields has been awarded numerous military decorations and, from July 1992 through July 1994, he was Colonel and Chief of the Air Force Office of the Surgeon General Managed Care Division. Mr. Shields received a Bachelors Degree in Business Administration from the Citadel in 1970, a Masters Degree in Systems Management from the University of California in 1974 and a Masters in Health Administration from the Medical College of Virginia at Virginia Commonwealth University in 1981. Mr. Shields is also a Distinguished Graduate of the Industrial College of Armed Forces and a Fellow of the American College of Healthcare Executives.

BARRY T. ZEMAN joined the Board of Directors in August 2004. Mr. Zeman has 34 years of health care industry and hospital management experience. Mr. Zeman has operated in the capacity of President and/or Chief Executive Officer of several hospital organizations throughout the State of New York. He served as Associate Director of the Long Island Jewish Medical Center from 1971 through 1976. He served as Associate Director of Staten Island University Hospital from 1976 to 1979 and as President and Chief Executive Officer from 1979-1989 and was President and Chief Executive Officer of St. Charles Hospital and Rehabilitation Center from 1991 through 2000. From 2000 through February 2003, Mr. Zeman served as President of the Parker Jewish Institute, a private not-for-profit rehabilitative, sub-acute and long-term care institution. In 1989, Mr. Zeman founded U.S. Business Development Corp., a private consulting firm offering comprehensive and consultative solutions to professionals in the areas of health care finance, construction, physician group practices, hospital association activities and pharmaceuticals. He has served as President of U.S. Business Development Corp. since its inception. In May 2004, Mr. Zeman became Regional Business Development Manager for Wells Fargo Home Mortgage. He currently serves as the Chair of the Building & Grounds Committee of Adelphi University and has served on the Board of Directors of Adelphi University since 1997. Mr. Zeman received his Bachelors Degree in Business Administration in Accounting from the University of Cincinnati in 1969 and his Masters Degree in Public Health in 1971 from the University of Pittsburgh.

THE BOARD OF DIRECTORS RECOMMENDS THAT METROPOLITAN’S SHAREHOLDERS
VOTE “FOR” EACH OF THE EIGHT DIRECTOR NOMINEES LISTED ABOVE.

APPROVAL AND RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 2)

The Audit & Finance Committee is responsible for the appointment, compensation, retention and oversight of the work of Metropolitan’s independent registered public accounting firm.

The Audit & Finance Committee has designated Kaufman as Metropolitan’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Kaufman served as Metropolitan’s independent registered public accounting firm for the fiscal year ended December 31, 2005.

Although ratification by shareholders is not a prerequisite to the ability of the Audit & Finance Committee to select Kaufman as Metropolitan’s independent registered public accounting firm, Metropolitan believes such ratification to be desirable. Accordingly, shareholders are being requested to ratify, confirm and approve the selection of Kaufman as Metropolitan’s independent registered public accounting firm to conduct the annual audit of the consolidated financial statements of Metropolitan and its subsidiaries for the year ended December 31, 2006. If the shareholders do not ratify the selection of Kaufman, the selection of the independent registered public accounting firm will be reconsidered by the Audit & Finance Committee; however, the Audit & Finance Committee may select Kaufman notwithstanding the failure of the shareholders to ratify its selection. The Audit Committee believes ratification is advisable and in the best interests of the shareholders. If the appointment of Kaufman is ratified, the Audit & Finance Committee will continue to conduct an ongoing review of Kaufman’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Kaufman at any time.

The Audit & Finance Committee selected Kaufman as the best firm to deliver independent audits in light of factors such as the auditor’s depth of experience, breadth of reserves, commitment to provide exceptional service, ability to handle transaction issues and location of key personnel.

Independent Registered Public Accounting Firm Fees

Kaufman has served as Metropolitan’s independent registered public accounting firm for each of Metropolitan’s last two fiscal years. The following table presents fees billed in each of the last two fiscal years for services rendered to Metropolitan by Kaufman:

Fiscal Year Ended	Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)

December 31, 2005	$376,701	$12,565	$38,651	$0
December 31, 2004	$233,318	$22,943	$24,810	$16,651

(1) “Audit Fees” represents the aggregate fees billed during the applicable fiscal year for professional services rendered for the audit of Metropolitan’s annual financial statements, the reviews of the financial statements included in Metropolitan’s Quarterly Reports on Form 10-Q and the audits of Metropolitan’s internal controls and/or services normally provided by Kaufman in connection with statutory or regulatory filings or engagements by Metropolitan during such fiscal year.

(2) “Audit Related Fees” represents the aggregate fees billed during the applicable fiscal year for assurance and related services reasonably related to the performance of the audit of Metropolitan’s annual financial statements for those years. For the two years, all audit-related fees were incurred in connection with SEC registration statement consent procedures.

(3) “Tax Fees” represents the aggregate fees billed during the applicable fiscal year for the preparation of Metropolitan’s federal and state income tax returns. The “Tax Fees” also included fees billed for professional services related to tax compliance.

(4) “All Other Fees” represents fees billed during the applicable fiscal year for other products and services rendered by Kaufman to Metropolitan. In 2004, these fees consisted primarily of services provided in connection with the investigation of Metropolitan by the U.S. Attorneys’ Office in Wilmington, Delaware.

 Independent Registered Public Accounting Firm’s Independence and Attendance at the Annual Meeting

Metropolitan believes that Kaufman has no direct or indirect financial interest in Metropolitan or in any of its subsidiaries, nor has it had any connection with Metropolitan or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee director, officer or employee.

Metropolitan anticipates representatives of Kaufman will be present at the meeting of shareholders and will be afforded an opportunity to make a statement, if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Audit & Finance Committee Pre-Approval Policy

Consistent with policies of the Securities and Exchange Commission regarding auditor independence, the Audit & Finance Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit & Finance Committee has adopted, and our Board has ratified, an Audit and Non-Audit Services Pre-Approval Policy pursuant to which the Audit & Finance Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence from Metropolitan.

Prior to engagement of the independent auditor for the next year’s audit, the independent auditor and the Chief Financial Officer submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit & Finance Committee for approval:

(i) Audit Services: Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on Metropolitan’s consolidated financial statements. Audit Services also include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review as well as the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting.

(ii) Audit-Related Services: Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of Metropolitan’s financial statements, including due diligence related to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit Services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

(iii) Tax Services: Tax services include services such as tax compliance, tax planning and tax advice; however, the Audit & Finance Committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the sole business purpose of which may be tax avoidance and treatment which may not be supported in the Internal Revenue Code and related regulations.

(iv) All Other Services: All other services are those permissible non-audit services that the Audit & Finance Committee believes are routine and recurring and would not impair the independence of the auditor and are consistent with the Securities & Exchange Commission’s rules on auditor independence.

Prior to engagement, the Audit & Finance Committee pre-approves the services and fees of the independent auditor within each of the above categories. During the year, it may become necessary to engage the independent auditor for additional services not previously contemplated as part of the engagement. In those instances, the Audit and Non-Audit Services Pre-Approval Policy requires that the Audit & Finance Committee specifically approve the services prior to the independent auditor’s commencement of those additional services. Under the Audit and Non-Audit Services Pre-Approval Policy, the Audit & Finance Committee may delegate the ability to pre-approve audit and non-audit services to one or more of its members provided the delegate reports any pre-approval decision to the Audit & Finance Committee at its next scheduled meeting. As of the date hereof, the Audit & Finance Committee has not delegated its ability to pre-approve audit services.

All of the 2004 and 2005 fees paid to Kaufman described above were pre-approved by the full Audit & Finance Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy.

THE BOARD OF DIRECTORS RECOMMENDS THAT METROPOLITAN’S SHAREHOLDERS
VOTE “FOR” THE APPROVAL AND RATIFICATION OF KAUFMAN, ROSSIN & CO. AS
METROPOLITAN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

The Governance & Nominating Committee has affirmatively determined that Karl M. Sachs, Martin W. Harrison, Eric Haskell, Barry T. Zeman, David A. Florman and Robert E. Shields meet the definition of "independent director" under Section 121A of the AMEX Company Guide.

There are no family relationships among Metropolitan’s officers and directors, nor are there any arrangements or understandings between any of the directors or officers of Metropolitan or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Board Meetings

During the fiscal year ended December 31, 2005, Metropolitan’s Board of Directors held 11 regular meetings and took two actions by unanimous written consent. Committees of the Board of Directors held a total of 20 meetings and took three actions by unanimous written consent. All directors attended 75% or more of the aggregate of all meetings of the Board of Directors and the Board Committees on which he or she served during 2005.

Board Committees

The Board has three committees: the Audit & Finance Committee, the Compensation Committee and the Governance & Nominating Committee.

The Board of Directors has adopted a written charter for each of the Audit & Finance Committee, the Compensation Committee and the Governance & Nominating Committee. The full text of these Committee charters are available on Metropolitan’s website located at www.metcare.com.

The following table describes the current members of each of the Board Committees:

	AUDIT	COMPENSATION	GOVERNANCE AND NOMINATING
Michael M. Earley
Debra A. Finnel
Karl M. Sachs*	Chair	X	X
Martin W. Harrison*	X	X	X
Eric Haskell*	X	Chair	X
Barry T. Zeman*	X		Chair
Robert E. Shields*
David A. Florman*
_____________________
* Independent Directors

The Audit & Finance Committee

The Audit & Finance Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities relating to (i) the quality and integrity of the Metropolitan’s financial statements and corporate accounting practices, (ii) Metropolitan’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Metropolitan’s internal audit function and independent auditors. The specific responsibilities in carrying out the Audit & Finance Committee’s oversight role are delineated in the Audit & Finance Committee Charter.

The Board of Directors has determined that each member of the Audit & Finance Committee is independent pursuant to Rule 121A of the AMEX Company Guide. The Board of Directors has determined that Mr. Sachs and Mr. Haskell each qualify as a “financial expert” as that term is defined in rules of the Securities and Exchange Commission implementing requirements of the Sarbanes-Oxley Act of 2002.

During the fiscal year ended December 31, 2005, Metropolitan’s Audit & Finance Committee held 11 meetings and took one action by unanimous written consent.

The Compensation Committee

The Compensation Committee’s primary objectives include making recommendations to the Board of Directors regarding the compensation of Metropolitan’s directors, executive officers, non-officer employees and consultants and administering Metropolitan’s employee stock option plans.

The Board of Directors has determined that each member of the Compensation Committee is independent pursuant to Rule 121A of the AMEX Company Guide.

During the fiscal year ended December 31, 2005, Metropolitan’s Compensation Committee held five meetings and took one action by unanimous written consent.

The Governance & Nominating Committee

The primary objectives of Metropolitan’s Governance & Nominating Committee include: (1) assisting the Board by identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next Annual Meeting of Shareholders; (2) overseeing the governance of the corporation including recommending to the Board Corporate Governance Guidelines for Metropolitan; (3) leading the Board in its annual review of the Board’s performance; and (4) recommending to the Board director nominees for each Board Committee.

The Board of Directors has determined that each member of the Governance & Nominating Committee is independent pursuant to Rule 121A of the AMEX Company Guide.

During the fiscal year ended December 31, 2005, Metropolitan’s Governance & Nominating Committee held four meetings and took one action by unanimous written consent.

The Governance & Nominating Committee’s Charter provides that shareholder nominees to the Board of Directors will be evaluated using the same guidelines and procedures used in evaluating nominees nominated by other persons. In evaluating director nominees, the Governance & Nominating Committee considers the following factors:

•	the appropriate size and the diversity of the Corporation's Board;
•	the needs of the Corporation with respect to the particular talents and experience of its directors;
•
the knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;
•	experience in political affairs;
•	experience with accounting rules and practices;
•	whether such person qualifies as an “audit committee financial expert” pursuant to SEC rules;
•	appreciation of the relationship of the Corporation's business to the changing needs of society; and
•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

In identifying director nominees, the Governance & Nominating Committee will first evaluate the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to Metropolitan's business and who are willing to continue in service shall be considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Generally, the Governance & Nominating Committee strives to assemble a Board of Directors that brings to Metropolitan a variety of perspectives and skills derived from business and professional experience. In doing so, the Governance & Nominating Committee also considers candidates with appropriate non-business backgrounds. If any member of the Board does not wish to continue in service or if the Governance & Nominating Committee or the Board decides not to re-nominate a member for re-election, the Governance & Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Other than the foregoing, there are no specific, minimum qualifications that the Governance & Nominating Committee believes that a Committee-recommended nominee to the Board of Directors must possess, although the Governance & Nominating Committee may also consider such other factors as it may deem are in the best interests of Metropolitan and its shareholders.

In its deliberations, the Governance & Nominating Committee is aware that Metropolitan’s Board must be comprised of a majority of “independent” directors, as such term is defined by the AMEX Company Guide, and at least one director who qualifies as an "audit committee financial expert" as defined by SEC rules. The Governance & Nominating Committee also believes it appropriate for certain key members of Metropolitan’s management to participate as members of the Board.

The Governance & Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance & Nominating Committee. Research may also be performed to identify qualified individuals. To date, Metropolitan has not engaged third parties to identify or evaluate or assist in identifying potential nominees. Metropolitan reserves the right in the future to retain a third party search firm, if necessary.

Communication with the Board of Directors

In September 2004, the Board of Directors adopted a Shareholder Communication Policy for shareholders wishing to communicate with various Board committees and individual members of the Board of Directors. Shareholders wishing to communicate with the Board of Directors, Metropolitan’s Governance & Nominating Committee, and specified individual members of the Board of Directors can send communications to the Board of Directors and, if applicable, to the Governance & Nominating Committee or to specified individual directors in writing c/o Roberto L. Palenzuela, General Counsel and Secretary, Metropolitan Health Networks, Inc., 250 Australian Avenue, Suite 400, West Palm Beach, Florida 33401. Metropolitan does not screen such mail and all such letters will be forwarded to the intended recipient.

Director Attendance at Annual Meetings

Metropolitan has adopted a formal written policy regarding attendance by members of the Board of Directors at Annual Meetings of Shareholders. While members of Metropolitan’s Board of Directors are not required to be present at Metropolitan’s Annual Meetings, all members of Metropolitan’s Board of Directors are welcome and encouraged to attend. Six members of the Board of Directors were able to attend the 2005 annual meeting.

Legal Proceedings

There are no pending, material legal proceedings to which any director, officer or affiliate of Metropolitan, any owner of record or beneficially of more than five percent of any class of voting securities of Metropolitan, or any associate of any such director, officer, affiliate of Metropolitan, or security holder is a party adverse to Metropolitan or any of its subsidiaries or has a material interest adverse to Metropolitan.

DIRECTOR COMPENSATION

For the year ended December 31, 2005, each of Metropolitan’s non-employee Directors received a $20,000 fee for his or her service on the Board of Directors. The Chairpersons of Metropolitan’s Governance & Nominating Committee, Compensation Committee and Audit & Finance Committee also received an additional annual fee of $2,000, $4,000 and $6,000, respectively, for service in 2005.

In addition, each of Metropolitan’s non-employee Directors received $1,500 per meeting of the Board of Directors attended in person, together with reimbursement of travel expenses. Non-employee Directors received $750 for attending board meetings telephonically. Members of the Audit & Finance Committee, Compensation Committee and Governance & Nominating Committee received $1,000 for each meeting of such Board committee attended in person and $500 for each meeting of such Board Committee attended telephonically.

Additionally, in fiscal 2005 Metropolitan granted options to purchase 25,000 shares of Metropolitan’s Common Stock to each non-employee Director.

Currently, two of the Directors are also employees of Metropolitan and do not receive additional compensation for their services as Directors. Metropolitan is a party to employment agreements with each of Michael M. Earley and Debra A. Finnel as further described in the section of this Proxy Statement entitled "Employment Agreements."

Metropolitan reimburses all Directors for their expenses in connection with their activities as Directors of Metropolitan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding Metropolitan's Common Stock beneficially owned as of March 1, 2006 (i) by each person who is known by Metropolitan to beneficially own more than 5% of Metropolitan's Common Stock; (ii) by each of Metropolitan's directors, (iii) by certain executive officers of Metropolitan; and (iv) by all directors and officers as a group.

	Amount of	Percentage
Name of Beneficial Owner	Beneficial Ownership	of Class%

Martin W. Harrison, M.D. (3)	5,887,169	11.78
Karl M. Sachs (4)	817,066	1.64
Debra A. Finnel (5)	1,032,459	2.03
David S. Gartner (6)	326,776	0.65
Michael M. Earley (7)	537,399	1.07
Roberto L. Palenzuela (8)	132,420	0.26
Jose A. Guethon, M.D. (9)	75,000	0.15
Eric Haskell (10)	65,333	0.13
Barry T. Zeman (11)	70,064	0.14
David A. Florman (12)	-0-	0.06
Robert E. Shields (13)	-0-	0.00
Norman Pessin (14)	2,596,655	5.21
Fundamental Management Corporation (15)	2,530,000	5.07
Directors and Executive Officers as a Group (11 persons)	8,973,686	17.30

(1)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from March 1, 2006 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from March 1, 2006 have been exercised.

(2)	Applicable percentage ownership is based on 49,876,526 shares of Common Stock outstanding as of March 1, 2006.

(3)
250 Australian Ave., Suite 400, West Palm Beach, Florida. 33401. Includes (i) 4,872,169 shares owned directly by Dr. Harrison, (ii) 900,000 shares owned by H30, Inc., a corporation for which Dr. Harrison serves as a Director, (iii) 20,000 shares issuable upon exercise of options at a price of $0.91, expiring November 2006, (iv) 70,000 shares issuable upon exercise of options at a price of $0.70, expiring December 2008, and (v) 25,000 shares issuable upon exercise of options at a price of $1.83, expiring November 2005. Does not include 25,000 shares issuable upon the exercise of options at a price of $2.05 that have not yet vested.

(4)
250 Australian Ave., Suite 400, West Palm Beach, Florida 33401. Includes (i) 792,066 shares owned directly by Karl M. Sachs and (ii) 25,000 shares issuable upon the exercise of options at an exercise price of $1.83. Does not include 25,000 shares issuable upon the exercise of options at a price of $2.05 that have not yet vested.

(5)
250 Australian Ave., Suite 400, West Palm Beach, Florida 33401. Includes (i) 82,459 shares owned directly by Debra A. Finnel, (ii) 100,000 shares issuable upon the exercise of options at $0.50 per share, expiring between October 2006 and October 2007, (iii) 300,000 shares issuable upon the exercise of options at a price of $1.00, expiring between 1/1/07 and 1/1/09, and (iv) 350,000 shares issuable upon the exercise of options at a price of $0.35, expiring in September 2008, and (v) 200,000 shares issuable upon the exercise of options at an exercise price of $1.83 per share, expiring in November 2015. Does not include 600,000 shares issuable upon the exercise of options at a price of $1.83 that have not yet vested.

(6)
250 Australian Ave., Suite 400, West Palm Beach, Florida 33401. Includes (i) 109,276 shares owned directly by David S. Gartner, (ii) 180,000 shares issuable upon the exercise of options at a price of $0.35 per share, expiring between December 2008 and December 2009, and (iii) 37,500 sharees issuable upon the exercise of options at price of $1.83 per share, expiring in November 2015. Does not include 112,500 shares issuable upon the exercise of options at a price of $1.83 that have not yet vested.

(7)
250 Australian Ave., Suite 400, West Palm Beach, Florida 33401. Includes (i) 67,399 shares owned directly by Michael M. Earley, (ii) 20,000 shares issuable upon the exercise of options at a price of $0.30 per share, expiring in June 2006, (iii) 350,000 shares issuable upon the exercise of options at a price of $0.35 per share, expiring between December 2008 and December 2010, and (iv) 100,000 shares issuable upon the exercise of options at a price of $1.83 per share, expiring in November 2015. Does not include 300,000 shares issuable upon the exercise of options at a price of $1.83 per share that have not yet vested.

(8)
250 Australian Ave., Suite 400, West Palm Beach, Florida 33401. Includes (i) 7,420 shares owned directly by Roberto L. Palenzuela, (ii) 100,000 shares issuable upon the exercise of options at a price of $0.67, expiring between March 2010 and March 2012, (iii) 25,000 shares issuable upon the exercise of options at a price of $1.83 per share, expiring in November 2015. Does not include 50,000 shares issuable upon the exercise of options at a price of $0.67 and 75,000 shares issuable upon the exercise of options at a price of $1.83 that have not yet vested.

(9)
250 Australian Ave., Suite 400, West Palm Beach, FL. 33401. Includes (i) 34,000 shares owned directly by Jose A. Guethon, (ii) 16,000 shares issuable upon the exercise of options at an exercise price of $0.35 and (iii) 25,000 shares issuable upon the exercise of options at an exercise price of $1.83. Does not include 75,000 shares issuable upon the exercise of options at an exercise price of $1.83 and 200,000 shares issuable upon the exercise of options at an exercise price of $2.05.

(10)
518 Candace Lane, Villanova, Pennsylvania 19085. Includes (i) 40,333 shares owned directly by Eric Haskell and (ii) 25,000 shares issuable upon the exercise of options at an exercise price of $1.83. Does not include 25,000 shares issuable upon the exercise of options at a price of $2.05 that have not yet vested.

(11)
26 Beaver Street, New York City, New York 10004. Includes (i) 30,250 shares owned directly by Barry Zeman, (ii) 5,614 shares owned by his spouse, (iii) 9,200 shares held in his IRA, and (iv) 25,000 shares issuable upon the exercise of options at an exercise price of $1.83. Does not include 25,000 shares issuable upon the exercise of options at a price of $2.05 that have not yet vested.

(12)
218-29 82nd Avenue, Hollis Hills, New York 11427. Does not include 30,000 restricted shares of Common Stock issued on April 1, 2006 that are scheduled to vest on April 1, 2007 and 25,000 shares issuable upon the exercise of options at a price of $2.17 that have not yet vested.

(13)
8203 Harrod’s View Court, Prospect, Kentucky 40059. On March 9, 2006, the Compensation Committee approved the grant of 30,000 restricted shares of Common Stock and options to purchase 25,000 shares of Common Stock to Mr. Shields. These awards are scheduled to be issued on May 15, 2006, the anticipated date Mr. Shields commences his service on the Board of Directors.

(14)
605 Third Avenue, 14th floor, New York, NY, 10158. Includes (i) 50,000 shares owned by Norman H. Pessin, (ii) 699,883 shares owned by Sandra F. Pessin and (iii) 1,846,772 owned f/b/o Norman H. Pessin SEP IRA.

(15)	8567 Coral Way, #138, Miami, FL 33155. Includes (i) 930,000 shares owned by Active Investors II, Ltd. and (ii) 1,600,000 shares owned by Active Investors III, Ltd.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires Metropolitan’s directors and executive officers, and persons who own more than ten percent (10%) of the outstanding Common Stock, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of Common Stock on Forms 4 or 5. Such persons are required by SEC regulation to furnish Metropolitan with copies of all such reports they file.

Based solely on its review of the copies of such reports furnished to Metropolitan or written representations that no other reports were required, Metropolitan believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten (10%) percent beneficial owners have been complied with during the year ended December 31, 2005 and through the date hereof except for the following: Barry T. Zeman failed to file on a timely basis one report on Form 4 with respect to one transaction; Martin W. Harrison, M.D. failed to file on a timely basis three reports on Form 4 with respect to four transactions; Karl M. Sachs failed to file on a timely basis one report on Form 4 with respect to one transaction; and Michael M. Earley failed to file on a timely basis one report on Form 4 with respect to two transactions.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information concerning the compensation awarded to, earned by or paid to Metropolitan’s Chief Executive Officer and Metropolitan’s four other most highly compensated individuals serving as executive officers at the end of the 2005 fiscal year (collectively, the “Named Executive Officers”). No executive officer of Metropolitan or its subsidiaries, other than the Named Executive Officers, earned compensation in excess of $100,000 during the fiscal year ended December 31, 2005.

				Securities	All
	Fiscal			Underlying	Other
Name and Principal Position	Year	Salary	Bonus (3)	Options	Compensation(4)

Michael M. Earley (1)	2005	$300,000	$0	0	$4,238
Chairman & CEO	2004	$250,000	$125,000	400,000	$2,084
	2003	$118,000	$60,000	350,000	-

Debra A. Finnel	2005	$300,000	$0	0	$26,433
President & COO	2004	$250,000	$125,000	800,000	$4,333
	2003	$250,000	$160,000	350,000	-

David S. Gartner	2005	$190,000	$0	0	$21,769
Chief Financial Officer	2004	$160,000	$75,000	150,000	$4,333
	2003	$144,000	$60,000	180,000	-
-
Roberto L. Palenzuela (2)	2005	$190,000	$0	0	$3,500
Secretary & General Counsel	2004	$129,000	$60,000	250,000	$1,867

Jose A. Guethon	2005	$250,000	$25,000	200,000	$1,561
President, PSN	2004	$226,000	$25,000	100,000	$946
	2003	$203,000	$10,000	50,000	-
____________
(1)	Mr. Earley became Metropolitan’s President and Chief Executive Officer effective March 10, 2003. The 2003 salary figure above is based on an annualized salary of $130,000.

(2)	Mr. Palenzuela became Metropolitan’s Secretary and General Counsel effective March 8, 2004. The 2004 salary figure above is based on an annualized salary of $160,000.

(3)
Each of Mr. Earley, Ms. Finnel and Mr. Gartner were awarded a bonus in the amount of $60,000 on March 19, 2004 for services provided during the 2003 fiscal year. Ms. Finnel received an additional bonus in 2003 in the amount of $100,000. The Board approved bonuses of $125,000 each for Mr. Earley and Ms. Finnel, $75,000 for Mr. Gartner and $60,000 for Mr. Palenzuela for services rendered in 2004. The bonuses were paid by Metropolitan on April 1, 2005 65% in cash and 35% in Metropolitan Common Stock, based on the per share closing price of the Common Stock on December 31, 2004.

(4)
The amounts disclosed in this column represent Metropolitan’s annual contribution for the fiscal years 2004 and 2005 to each Named Executive Officer’s 401(k) plan as well as the payout of accrued vacation time to Ms. Finnel and Mr. Gartner. Metropolitan’s 401(k) Plan was adopted in 2004. Metropolitan matched each Named Executive Officer’s contribution by 33.3% in 2004 and 25.0% in 2005. In addition, during fiscal year 2005, Ms. Finnel and Mr. Gartner received payouts of accrued vacation time totaling $22,933 and $18,269, respectively.

Option Grants During 2005 Fiscal Year

The following table provides information concerning options granted to the Named Executive Officers during the year ended December 31, 2005. No stock appreciation rights were granted to any executive officer during the 2005 fiscal year .

Name		Percent of
	Number of	Total Options			Potential Realizable Value
	Securities	Granted to	Exercise or		at Assumed Annual Rate of
	Underlying	Employees in	Base Price	Expiration	Stock Price Appreciation
	Options	Fiscal Year (1)	($/Share)	Date	For Option Term
					5%	10%

Jose A. Guethon	200,000 (2)	19.8%	$2.05	12/9/2015	$257,847	$653,434
________________
(1)	The total number of options granted to employees of Metropolitan during the 2005 fiscal year was 1,011,800.
(2)	The options granted to Dr. Guethon in fiscal year 2005 vest in four equal annual installments, with the first 50,000 options scheduled to vest on December 9, 2006.

Aggregated Options Exercises in Fiscal 2005 and Fiscal Year Ending Option Values

The following table sets forth certain information as to the exercise of stock options during fiscal year 2005 by each of the Named Executive Officers and the value of unexercised stock options held by each of the Named Executive Officers at the end of fiscal year 2005. No Named Executive Officer held outstanding stock appreciation rights during or at the end of fiscal year 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options At Fiscal Year-End ($) Exercisable/ Unexercisable (1)

Michael M. Earley	20,0000	$43,600	470,000/300,000	$816,500/$171,000
Debra A. Finnel	50,000	$107,000	950,000/600,000	$1,441,500/$342,000
David S. Gartner	0	$0	217,500/112,500	$390,375/$64,125
Roberto L. Palenzuela	0	$0	75,000/175,000	$100,750/$215,750
Jose A. Guethon	0	$0	41,000/275,000	$47,050/$112,750
________________
(1)
The closing sale price of the Common Stock on December 31, 2005 as reported by the AMEX was $2.40 per share. Value is calculated by multiplying (a) the difference between $2.40 and the option exercise price by (b) the number of shares of Common Stock underlying the options.

Employment Agreements

Metropolitan is a party to employment agreements with Michael M. Earley, Chairman and Chief Executive Officer, Debra Finnel, President and Chief Operating Officer, David S. Gartner, Chief Finanical Officer, Roberto L. Palenzuela, General Counsel and Secretary and Dr. Jose Guethon, President of the PSN.

In 2004, Metropolitan was a party to an employment agreement with Michael M. Earley, Chairman and Executive Officer, which was amended and restated effective January 3, 2005. The initial term of Mr. Earley’s current employment agreement is for one year and is automatically renewable for successive one-year terms, unless earlier terminated in accordance with the terms of the agreement. The agreement calls for an annual base salary of $300,000 to be reviewed annually. Metropolitan’s Board of Directors in its sole discretion may increase Mr. Earley’s salary and award bonuses and options to Mr. Earley at any time. The agreement also provides for an automobile allowance in the amount of $800 per month, a telephone allowance in the amount of $250 per month, vacation, participation in all benefit plans offered by Metropolitan to its executives and the reimbursement of reasonable business expenses. The agreement also contains non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions survive for a period of two years and one year, respectively, following the date of termination. Either party may terminate the contract at any time.

From 2001 through the end of 2004, Metropolitan was a party to an employment agreement with Debra A. Finnel, President and Chief Operating Officer, which was amended and restated effective January 3, 2005. The initial term of Ms. Finnel’s current employment agreement is for one year and is automatically renewable for successive one-year terms, unless earlier terminated in accordance with the terms of the agreement. The agreement calls for an annual base salary of $300,000 to be reviewed annually. Metropolitan’s Board of Directors in its sole discretion may increase Ms. Finnel’s salary and award bonuses and options to Ms. Finnel at any time. The agreement also provides for an automobile allowance in the amount of $1,500 per month, a telephone allowance in the amount of $250 per month, vacation, participation in all benefit plans offered by Metropolitan to its executives and the reimbursement of reasonable expenses incurred in the course of the business of Metropolitan. The agreement also contains non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions continue for a period of one year following the date of termination. Either party may terminate the agreement at any time.

In 2004, Metropolitan was a party to an employment agreement with David S. Gartner, Chief Financial Officer, which was amended and restated effective January 3, 2005. The initial term of Mr. Gartner’s current employment agreement is for one year and is automatically renewable for successive one-year terms, unless terminated in accordance with the terms of the agreement. The agreement calls for an annual base salary of $190,000 to be reviewed annually. Metropolitan’s Board of Directors may in its sole discretion increase Mr. Gartner’s salary and award bonuses and options to Mr. Gartner at any time. The agreement also provides for an automobile allowance in the amount of $500 per month, a telephone allowance in the amount of $100 per month, vacation, participation in all benefit plans offered by Metropolitan to its executives and the reimbursement of reasonable business expenses. The agreement also contains non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions survive for a period of two years and one year, respectively, following the date of termination. Either party may terminate the agreement at any time.

In 2004, Metropolitan was a party to an employment agreement with Roberto L. Palenzuela, General Counsel and Secretary, which was amended and restated effective January 3, 2005. The initial term of Mr. Palenzuela’s current employment agreement is for one year and is automatically renewable for successive one-year terms, unless earlier terminated in accordance with the terms of the agreement. The agreement calls for an annual base salary of $190,000 to be reviewed annually. Metropolitan’s Board of Directors in its sole discretion may increase Mr. Palenzuela’s salary and award bonuses and options to Mr. Palenzuela at any time. The agreement also provides for an automobile allowance in the amount of $500 per month, a telephone allowance in the amount of $100 per month, vacation, participation in all benefit plans offered by Metropolitan to its executives and the reimbursement of reasonable expenses incurred in the course of the business of Metropolitan. The agreement also contains non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions survive for a period of two years and one year, respectively, following the date of termination. Either party may terminate the agreement at any time.

Effective February 1, 2005, Dr. Guethon entered into an employment agreement with Metcare of Florida, Inc., Metropolitan’s wholly-owned subsidiary. The initial term of Dr. Guethon’s current employment agreement was for one year and is automatically renewable for successive one year terms, unless earlier terminated in accordance with the terms of the agreement. The agreement calls for an annual base salary of $250,000 to be reviewed annually. Metropolitan’s Board of Directors in its sole discretion may increase Dr. Guethon’s salary and award bonuses and options to Dr. Guethon at any time. The agreement also provides for a telephone allowance in the amount of $100 per month, vacation, participation in all benefit plans offered by Metropolitan to its executives and the reimbursement of reasonable expenses incurred in the course of the business of Metropolitan. The agreement also contains non-disclosure, non-solicitation and non-compete restrictions. The non-solicitation and non-compete restrictions survive for a period of two years and one year, respectively, following the date of termination. Either party may terminate the agreement at any time.

In the event that any one of Mr. Earley, Ms. Finnel, Mr. Gartner, Mr. Palenzuela or Dr. Guethon (i) is terminated by Metropolitan without cause, (ii) dies or becomes disabled, (iii) terminates his/her employment because he/she has been assigned duties inconsistent with his/her position or because his/her duties and responsibilities have been diminished or because of a breach of the agreement by Metropolitan or because he/she has been reassigned to a location outside of the area for which he/she was hired, he/she will be entitled to reimbursement of all unreimbursed expenses incurred prior to the date of termination, payment of unused vacation days and payment of his/her then annual base salary and benefits for a period of one year following the termination; provided, however, that if Ms. Finnel’s employment is terminated because of her death or disability, she will be entitled to payment of her then annual base salary and benefits for an additional one year period for a total of two years after the date of her termination. If there is a change of control of Metropolitan (as such term is defined in the agreements), each of Mr. Earley, Ms. Finnel, Mr. Gartner, Mr. Palenzuela and Dr. Guethon will be entitled to reimbursement of all unreimbursed expenses incurred prior to the date of termination, payment of unused vacation days, a single lump sum payment of an amount equal to his/her then annual base salary plus bonuses payable, the value of annual fringe benefits paid to him/her in the year preceding the year of termination, and the value of the portion of his/her benefits under any deferred compensation plan which are forfeited for reason of the termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2005, the Compensation Committee consisted of Eric Haskell, Karl Sachs and Dr. Martin Harrison. Each of Mr. Haskell, Mr. Sachs and Dr. Harrison served on the Compensation Committee for the entire fiscal year.

Except for Dr. Harrison who served as an advisor to the Board of Directors of Metropolitan from 2000 through March of 2003, none of the member of the Compensation Committee are or have served as a consultant to or been employed by Metropolitan.

No executive officer of Metropolitan served as a director or on the compensation committee of any entity of which any member of the Board of Directors or Compensation Committee of Metropolitan is an executive officer during the fiscal year 2005.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Metropolitan’s Compensation Committee is comprised of four directors, all of whom are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended) and “outside directors”. The Compensation Committee’s role is to review and approve practices and policies related to compensation primarily for executive officers, including the Chairman and Chief Executive Officer and the Named Executive Officers. To assist the Compensation Committee establish executive compensation for fiscal year 2005, the Compensation Committee retained the services of Watson Wyatt & Co. as an independent consultant to assist the Compensation Committee in reviewing its executive officer compensation scheme.

Compensation Philosophy

The Compensation Committee’s philosophy with respect to the compensation of its executive officers is to offer a compensation package which includes a competitive salary, competitive benefits, a supportive workplace environment and bonus and stock options awards based upon the achievement of individual and company performance goals established by the Board of Directors annually as an incentive for superior corporate performance. Executive officer salaries are reviewed annually by the Compensation Committee which makes recommendations to the Board of Directors for its approval of the salaries, bonuses, and stock option grants to be awarded to Metropolitan’s executive officers. Base salaries are maintained at competitive market levels and any incentives are linked closely to financial performance. Metropolitan maintains a pay-for-performance culture, where a portion of executive compensation is linked to performance. This emphasis on at-risk compensation supports Metropolitan’s goal to control costs, which is critical to Metropolitan’s continued success. It is also the Compensation Committee’s practice to provide a balanced mix of cash and equity-based compensation that the Committee believes appropriate to align the short- and long-term interests of Metropolitan’s executives with that of its shareholders and to encourage executives to act as equity owners of the Company. Metropolitan’s executive compensation program consists of the core elements described below.

Base Salaries

In determining base salaries, Metropolitan identifies a reasonable range around the median for comparable executive positions in a comparison group of companies. In setting the compensation of Metropolitan’s executive officers for 2005, the Compensation Committee compared Metropolitan’s senior management compensation levels with those of a group of thirteen peer companies (the “Compensation Comparison Group”) generally considered to be comparable to Metropolitan.

Officer salaries are generally set within the median range based on individual performance and experience. Annual salary increases, if any, are determined based on a variety of factors including average increases in comparison companies, individual performance, competitiveness of the officer’s salary, Metropolitan’s financial condition and operating results, and other variable components of compensation.

For fiscal year 2005, the Chairman and Chief Executive Officer and Chief Operating Officer were awarded 20% base salary increases. The Chief Financial Officer and the General Counsel were awarded 19% base salary increases.

Annual Incentives

Awards of annual performance incentives are based upon individual-specific and company-specific performance goals. The Compensation Committee recommends awards of bonuses as a percentage of base salary upon the achievement of the various pre-determined performance goals throughout the year. Individual-specific performance goals are determined annually by the Board of Directors for the Chairman and Chief Executive Officer and by the Chairman and Chief Executive Officer for all other executive officers. For fiscal year 2005, the Board of Directors adopted company-specific performance goals related to Metropolitan’s attainment of a specified level of operating income and the status of its developing HMO business segment. Bonuses are generally paid in the form of cash or restricted stock, or a combination of both.

Other than a $25,000 bonus compensation awarded to Dr. Jose Guethon, President of Metropolitan’s PSN, no bonus compensation was awarded to any of the Named Executive Officers for performance in fiscal year 2005.

Long Term Incentive Awards

Long term incentive awards for executive officers have generally consisted of grants of stock options. In consultation with independent consultants such as Watson Wyatt & Co. and/or with management, the Compensation Committee determines the value of the award to be granted to each recipient.

Other than a grant of 200,000 stock options to Jose Guethon, M.D. upon his appointment as President of the PSN, no other stock options were granted in 2005 to Named Executive Officers. The stock options granted to Dr. Guethon were granted pursuant to Metropolitan’s Omnibus Equity Compensation Plan and vest in four equal annual installments, with the first 50,000 options scheduled to vest on December 9, 2006.

Chairman and Chief Executive Officer Compensation

The Compensation Committee has previously established that the corporate goals and objectives relevant to Michael M. Earley’s, Chairman and Chief Executive Officer, compensation include, among other things, (i) diversification, expansion, and broadening of Metropolitan’s core business and new service offerings; (ii) an increase in shareholder value, (iii) fulfillment of customer expectations, (iv) out-performance of the competition, (v) development of an employee-valued culture, and (vi) enhancement of social responsibility.

In determining Mr. Earley’s overall annual compensation for fiscal year 2005, the Compensation Committee considered Mr. Earley’s performance as the Chairman and Chief Executive Officer in 2004, in light of the goals described in the paragraph above, Metropolitan’s performance for the fiscal year 2005, and the findings of Watson Wyatt & Company’s study of Metropolitan’s executive compensation scheme. The Compensation Committee recommended to the Board that Mr. Earley’s salary be set at $300,000 for fiscal year 2005. The Compensation Committee believes that, in light of Mr. Earley’s satisfaction of certain individual goals and Metropolitan’s achievement of performance goals for the fiscal year 2004, the compensation paid to Mr. Earley as Chairman and Chief Executive Officer for fiscal year 2005 was reasonable when compared to the compensation paid to other chief executive officers of public companies competing in the same market as Metropolitan.

Corporate Tax Considerations

The Internal Revenue Code disallows corporate tax deductions for executive compensation in excess of $1 million for any of the Chairman and Chief Executive Officer and the next four most highly-compensated officers of Metropolitan. Internal Revenue Code Section 162(m) allows certain exemptions to the deduction cap, including pay programs that depend on formulas and, therefore, are “performance-based.”

The Compensation Committee considers the deductibility of compensation when reviewing and approving pay levels and pay programs, but reserves the right to award compensation that is not deductible under 162(m) because no individual covered by the law receives compensation in excess of $1 million.

The Compensation Committee

Martin W. Harrison, M.D.
Eric Haskell
Karl M. Sachs

REPORT OF THE AUDIT & FINANCE COMMITTEE

The Audit & Finance Committee is responsible for overseeing Metropolitan’s financial reporting process on behalf of the Board of Directors. In this oversight role, the Audit & Finance Committee relies on the work and assurances of Metropolitan’s management, which has the primary responsibility for financial statements and reports, including the system of internal controls, and of the independent auditors, who, in their report, express an opinion on the conformity of Metropolitan’s annual financial statements to generally accepted accounting principles in the United States.

In fulfilling its oversight responsibilities, the Audit & Finance Committee has reviewed and discussed with management and the independent auditors Metropolitan's audited financial statements contained in Metropolitan's Annual Report on Form 10-K for the year ended December 31, 2005, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit & Finance Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit & Finance Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit & Finance Committee has substantively discussed with the independent auditors the auditors’ independence from Metropolitan and its management. The Audit & Finance Committee has also considered the compatibilities of non-audit services with the auditors’ independence.

The Audit & Finance Committee discussed with Metropolitan’s independent auditors the overall scope and plans for their audit. The Audit & Finance Committee met with Metropolitan’s independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Metropolitan’s internal controls, and the overall quality of Metropolitan’s financial reporting.

Based on the reviews and discussions referred to above, the Audit & Finance Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Metropolitan’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit & Finance Committee and the Board have also recommended, subject to shareholder approval, the selection of Kaufman, Rossin & Co., P.A. as Metropolitan's independent auditor for the year ending December 31, 2006.

The Audit & Finance Committee
Barry T. Zeman
Eric Haskell
Karl M. Sachs

PERFORMANCE GRAPH

The following graph depicts Metropolitan's cumulative total return for the last five fiscal years relative to the cumulative total returns of the NASDAQ Stock Market Index and a group of peer companies (the “Peer Group”). All indices shown in the graph have been reset to a base of $100 as of December 31, 2000 and assume an investment of $100 on that date and the reinvestment of dividends paid since that date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the fiscal year ending December 31, 2005, Metropolitan paid Vitreo Retinal Consultants, a company owned by Dr. Salomon Melgen, $17,000 for services rendered as a provider in Metropolitan’s Provider Services Network. The fees paid were usual and customary for the services provided. Dr. Melgen resigned as a director of Metropolitan effective January 13, 2005.

Effective September 1, 2005, Metropolitan entered into an agreement (the “Consulting Agreement”) with Finnel Enterprises, Inc. (“Finnel Enterprises”) pursuant to which Finnel Enterprises agreed to act as the Construction Management Supervisor in connection with construction required for Metropolitan’s offices located in Sarasota, Ft. Myers, Stuart and West Palm Beach. Mr. Thomas Finnel, the husband of Metropolitan’s Chief Operating Officer, is the President of Finnel Enterprises. Pursuant to the Consulting Agreement, which was amended on October 1, 2005, Metropolitan agreed to pay Finnel Enterprises an aggregate of $28,602, in four equal monthly installments, for services provided under the Consulting Agreement. The Consulting Agreement expired on February 28, 2006. As of December 31, 2005, Metropolitan had paid Finnel Enterprises an aggregate of $21,452 for services provided in accordance with the Consulting Agreement.

CODE OF BUSINESS CONDUCT AND ETHICS

Metropolitan has adopted a Code of Business Conduct and Ethics applicable toa ll employees of the Company, including its prinipal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Business Conduct and Ethics is filed as Exhibit 10.15 in the Annual Report on the Form 10-K for the period ended December 31, 2005.

ANNUAL REPORT TO SHAREHOLDERS

A copy of Metropolitan's Annual Report on Form 10-K, for the fiscal year ended December 31, 2005, accompanies this Notice of Annual Meeting and Proxy Statement. Additional copies of the Annual Report on Form 10-K may be obtained without charge by writing to:

Metropolitan Health Networks, Inc.
250 Australian Avenue, Suite 400
West Palm Beach, Florida 33401
Attention: General Counsel and Secretary

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of Metropolitan’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate all or portions of Metropolitan’s filings, including this Proxy Statement, with the SEC, in whole or in part, the Compensation Committee Report on Executive Compensation, the Report of the Audit & Finance Committee and the Performance Graph contained in this Proxy Statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

OTHER BUSINESS

2007 Shareholder Proposals

Shareholders interested in submitting a proposal to be considered for inclusion in Metropolitan’s Proxy Statement and form of Proxy for the 2007 Annual Meeting of Shareholders may do so by following the procedures prescribed by Securities Exchange Act Rule 14a-8. To be eligible for inclusion, proposals must be submitted in writing and received by Metropolitan at the address appearing as the principal executive offices of Metropolitan on or before January 5, 2007.

A shareholder of Metropolitan may wish to have a proposal presented at the 2007 Annual Meeting of Shareholders, but not to have the proposal included in Metropolitan’s Proxy Statement and form of Proxy relating to that meeting.

Pursuant to Metropolitan’s Amended and Restated Bylaws, in most circumstances, no business may be brought before the annual meeting unless it is specified in the notice of meeting or is otherwise brought before the meeting at the direction of the Board of Directors or by a shareholder who otherwise has the right to submit the proposal and who has delivered written notice to Metropolitan (containing certain information specified in the Amended and Restated Bylaws about the shareholder and the proposed action) no later than 90 days nor earlier than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting, i.e., between February 8, 2007 and March 12, 2007.

Procedures for Nominating or Recommending for Nomination Candidates for Director

In order for a shareholder to nominate a candidate for director, under Metropolitan’s Bylaws, timely notice of the nomination must be received by Metropolitan in advance of the meeting. Ordinarily, such notice must be received not less than 90 nor more than 120 days before the first anniversary of the date of the preceding year’s annual meeting, i.e., between February 8, 2007 and March 8, 2007. The shareholder filing the notice of nomination must include:

As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

•	the name and address of such shareholder, as they appear on Metropolitan's books, and of such beneficial owner;

•	the class and number of shares of capital stock of Metropolitan which are owned beneficially and of record by such shareholder and such beneficial owner;

•	a representation that the shareholder is a holder of record of stock of Metropolitan entitled to vote at such meeting and or by proxy at the meeting to propose such business or nomination; and

•
a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Metropolitan's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

As to each person whom the shareholder proposes to nominate for election as a director:

•	the name and age of the nominee and, if applicable, all positions and offices held by such person in Metropolitan including the dates and terms of service;

•	a description of any family relationship between the nominee and any director or executive officer of Metropolitan;

•	a description of the business experience and principal occupations of the nominee for the past five years, including the name of the nominee’s principal employers and the dates of service;

•	a description of any relationship between any employer of the nominee during the past five years and Metropolitan;

•	a list of all directorships held by the nominee;

•
a description of any legal proceedings involving the nominee or any entity for which the nominee served as an executive officer, including; without limitation, the filing of any petition under federal bankruptcy or state insolvency laws with respect to the nominee’s property or business or any entity for which the nominee served as an executive officer within the preceding two (2) years; the conviction of the nominee or naming of the nominee as the subject of a criminal proceeding and any order or similar decree enjoining the nominee from engaging in specified activities; and

•
a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

•
any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by Regulation 14A under the Securities Exchange Act of 1934, as amended;

•	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by Metropolitan within the time limits described above. Such notice must include:

•	the information described above with respect to the shareholder proposing such business;

•
a brief description of the business desired to be brought before the meeting including the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of Metropolitan, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in Metropolitan’s proxy statement.

In each case the notice must be given by personal delivery or by United States certified mail, postage prepaid, to the attention of Roberto L. Palenzuela, General Counsel and Secretary of Metropolitan, whose address is 250 Australian Avenue, Suite 400, West Palm Beach, Florida 33401. Any shareholder desiring a copy of Metropolitan’s Bylaws will be furnished one without charge upon written request to the Secretary. A copy of Metropolitan’s Bylaws is filed as an exhibit to Metropolitan’s Current Report on Form 8-K filed on September 30, 2004, and is available at the SEC Internet website at www.sec.gov.

Other Matters

Management is not aware of any matters to be presented for action at the 2006 Annual Meeting, except matters discussed in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors

Roberto L. Palenzuela
General Counsel and Secretary

May 5, 2006